Exhibit 4.16
DECLARATION OF TRUST
OF
ODYSSEYRE CAPITAL TRUST I
          This DECLARATION OF TRUST, dated as of March 13, 2009, is executed and delivered by and among Odyssey Re Holdings Corp., a Delaware corporation, as sponsor (the “Sponsor”), The Bank of New York Mellon, a New York banking corporation, as property trustee (the “Property Trustee”), and BNY Mellon Trust of Delaware, a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee” and, together with the Property Trustee, the “Trustees”). The Sponsor and the Trustees hereby agree as follows:
          1. The trust created hereby shall be known as “OdysseyRe Capital Trust I” (the “Trust”), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.
          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Property Trustee the sum of $10. The Property Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Property Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§3801 et seq. (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities (“Preferred Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash, (ii) issuing and selling common securities (collectively with the Preferred Securities, the “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash, (iii) owning subordinated debt securities of the Sponsor, and (iv) engaging in any other lawful business or activity that may be engaged in by a statutory trust formed under the Statutory Trust Act.
          3. At the time of issuance of the Trust Securities, the Sponsor, the Trustees and certain other parties will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions as are deemed necessary or advisable to effect the transactions contemplated in the Amended and Restated Declaration of Trust.
          4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, in its discretion, (i) to prepare and distribute on behalf of the Trust a registration statement for filing with the Securities and Exchange Commission (the

“Commission”), including one or more prospectuses, together with any necessary or desirable amendments thereto and any exhibits contained therein or forming a part thereof (the “Prospectus”) relating to the proposed offering and sale by the Trust of its Trust Securities; (ii) to file with The New York Stock Exchange (the “Exchange”) and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to qualify or register the Preferred Securities under, or obtain for the Preferred Securities an exemption from, the securities or “Blue Sky” laws in such jurisdictions as the Sponsor may determine; (iv) to execute on behalf of the Trust such underwriting or purchase agreements and related agreements with one or more underwriters, purchasers or agents relating to the offering of the Preferred Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing; (vi) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services; and (vii) to incur expenses which are necessary or incidental to carry out any of the purposes of the Trust. If any filing referred to in clauses (i), (ii) and (iii) above is required by law or by the rules and regulations of applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by one of the Trustees, the Sponsor and any of the Trustees are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that BNY Mellon Trust of Delaware, in its capacity as Delaware trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or Blue Sky laws.
          5. This Declaration of Trust may be executed in one or more counterparts.
          6. The number of trustees of the Trust initially shall be two, and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor, which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Statutory Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any of the trustees of the Trust at any time. Any of the trustees of the Trust may resign upon 30 days’ prior notice to the Sponsor; provided, however, that such notice shall not be required if it is waived by the Sponsor.
          7. The Trust may dissolve and terminate without issuing any Preferred Securities at the election of the Sponsor.
          8. The Sponsor agrees, to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Trustees, (ii) any officer, director, shareholder, employee, representative or agent of the Trustees, and (iii) any employee or agent of the Trust (referred to herein as an “Indemnified Person”) from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.
          9. THIS DECLARATION OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION OF TRUST ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS DECLARATION OF TRUST. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST. THE PARTIES HERETO HEREBY CONSENT TO (i) THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND (ii) SERVICE OF PROCESS BY MAIL.

          IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

ODYSSEY RE HOLDINGS CORP. as Sponsor
By:	/s/ R. Scott Donovan
	Name:	R. Scott Donovan
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Property Trustee
By:	/s/ Timothy W. Casey
	Name:	Timothy W. Casey
	Title:	Assistant Treasurer

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee
By:	/s/ Kristine K. Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

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